UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2017

Industrial Logistics Realty Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-200594	61-1577639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amended and Restated Advisory Agreement

Industrial Logistics Realty Trust Inc. (the “Company”), ILT Operating Partnership LP (the “Operating Partnership”), and ILT Advisors LLC (the “Advisor”) previously entered into a Second Amended and Restated Advisory Agreement, dated as of October 27, 2016 and effective as of February 9, 2016 (the “Advisory Agreement”), pursuant to which the Advisor performs certain duties and responsibilities as a fiduciary of the Company and its stockholders. The Advisory Agreement has a term of one year, subject to renewal for an unlimited number of one-year periods. The Company, the Operating Partnership and the Advisor entered into the Third Amended and Restated Advisory Agreement, dated as of February 9, 2017 (the “Amended and Restated Advisory Agreement”), in order to renew the Advisory Agreement for an additional one-year term expiring February 9, 2018. The Amended and Restated Advisory Agreement amends and restates the Advisory Agreement for the sole purpose of extending the term for an additional year.

The preceding summary does not purport to be a complete summary of the Amended and Restated Advisory Agreement and is qualified in its entirety by reference to the Amended and Restated Advisory Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Third Amended and Restated Advisory Agreement, dated as of February 9, 2017, by and among Industrial Logistics Realty Trust Inc., ILT Operating Partnership LP and ILT Advisors LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL LOGISTICS REALTY TRUST INC.

February 10, 2017	By:	/s/ THOMAS G. MCGONAGLE
	Name:	Thomas G. McGonagle
	Title:	Chief Financial Officer

EXHIBIT INDEX

10.1	Third Amended and Restated Advisory Agreement, dated as of February 9, 2017, by and among Industrial Logistics Realty Trust Inc., ILT Operating Partnership LP and ILT Advisors LLC